UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):     December 21, 2005

CPI CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-10204	43-1256674
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1706 Washington Ave., St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 231-1575

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On December 21, 2005, CPI Corp. issued a press release setting forth its financial results for its third quarter ended November 12, 2005. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference in any other filing under the Securities Exchange Act of 1934 or Securities Act of 1933 except as shall be expressly set forth by specific reference to this Form 8-K in such filing.

Item 8.01 Other Events

On December 21, 2005, CPI Corp. announced that its Board of Directors authorized the repurchase of up to 1,500,000 shares of its common stock through a modified Dutch Auction self-tender offer. The tender offer is expected to commence during the week of December 26, 2005 and extend through approximately the end of January 2006. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
99.1	Press release issued on December 21, 2005 regarding financial results for the third quarter ended November 12, 2005 (Furnished and not filed with the SEC).
99.2	Press release issued on December 21, 2005 announcing a modified Dutch Auction self-tender offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CPI CORP.

By:	/s/ Gary W. Douglass

Name: Gary W. Douglass

Title: Executive Vice President, Finance and Chief Financial Officer and Treasurer

Dated: December 21, 2005